EXHIBIT 10(g)

               DEFERRED COMPENSATION PLAN TRUST DECLARATION

     THIS TRUST DECLARATION, made and entered into this 27th day of February, 2003, by BLUE BALL NATIONAL BANK, a national banking association with principal offices and place of business at 1060 Main Street, Post Office Box 580, Blue Ball, Pennsylvania, 17506 (hereinafter referred to as the "Bank") declares a Trust, with BLUE BALL NATIONAL BANK as Trustee:
                                WITNESSETH:

     WHEREAS, the Bank recognizes the valuable services heretofore performed for it by certain employees of Bank, and wishes to encourage the employee's continued employment; and

     WHEREAS, the Bank has adopted a Nonqualified Deferred Compensation Plan (hereinafter called the Plan), a copy of which Plan is attached hereto as Schedule "A" and made a part hereof; and

WHEREAS, the Bank has incurred or will incur liability under the terms of such plan with respect to individuals participating in the Plan; and

     WHEREAS, the Bank wishes to establish a trust (hereinafter called the Trust), and to contribute to the Trust assets that shall be held therein, subject to the claims of the Bank's creditors in the event of the Bank's insolvency, as herein defined, until paid to the Plan participants and their beneficiaries, in such manner and at such time as specified in the Plan; and

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended; and

     WHEREAS, it is the intention of the Bank to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan:

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held, and disposed of as follows:

     1.  ESTABLISHMENT OF TRUST.

          A. Bank hereby deposits with the Trustee, in Trust, the sum of $103,248.03, which shall become the principal of the Trust, to be held, administered and disposed of by the Trustee as provided herein.

          B.  The Trust hereby established shall be irrevocable.

          C. The Trust is intended to be a grantor trust, of which Bank is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

          D. The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Bank, and shall be used exclusively for the uses and purposes hereof, and general creditors as herein set forth. The Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created hereunder shall be merely unsecured contractual rights of the Plan participants and their beneficiaries, against the Bank. Any assets held by the Trustee will be subject to claims of the Bank's general creditors under federal and state law in the event of Insolvency, as defined herein.

          E. Within one hundred twenty (120) days following the end of the Plan year, the Bank shall be required to irrevocably deposit additional cash or other property to the Trust in an amount sufficient to pay each Plan participant or beneficiary the benefits payable pursuant to the terms of the Plan as of the close of the Plan year.

     2.  PAYMENT TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

          A. Bank shall deliver to the Trustee a schedule (the Payment Schedule) that indicates the amounts payable in respect of each Plan participant, and his or her beneficiaries, that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan) and the time of commencement of payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state, or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld, and paid by the Bank.

          B. The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Bank or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

          C. The Bank may make payment of benefits directly to the Plan participants or their beneficiaries as they become due under the terms of the Plan. The Bank shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Plan participants or their beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Bank shall make the balance of each such payment as it falls due. The Trustee shall notify the Bank where principal and earnings are not sufficient.


     3. TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN BANK IS INSOLVENT.

          A. The Trustee shall cease payment of benefits to the Plan participants and their beneficiaries if the Bank is Insolvent. The Bank shall be considered "Insolvent" for purposes of this Trust Declaration if (i) the Bank is unable to pay its debts as they become due, or (ii) the Bank is subject to a pending proceeding as a debtor under the United States Bankruptcy Code, or (iii) the Bank is determined to be insolvent by any State or Federal regulatory agency having jurisdiction over the operations of the Bank as a national banking institution.

          B. At all time during the continuance of this Trust, as provided in Section 1(D) herein, the principal and income of the Trust shall be subject to the claims of general creditors of the Bank under federal and state law as set forth below.

               (1) The Board of Directors and the Chief Executive Officer of the Bank shall have the duty to inform the Trustee in writing of the Bank's Insolvency. If a person claiming to be a creditor of the Bank alleges in writing to the Trustee that the Bank has become Insolvent, the Trustee shall determine whether the Bank is Insolvent and, pending such determination, the Trustee shall discontinue payment of benefits to Plan participants or their beneficiaries.

               (2) Unless the Trustee has actual knowledge of the Bank's Insolvency, or has received notice from the Bank or a person claiming to be a creditor alleging that the Bank is Insolvent,

          the Trustee shall have no duty to inquire whether the Bank is Insolvent. The Trustee may in all events rely on such evidence concerning the Bank's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Bank's insolvency.

               (3) If at any time the Trustee determines that the Bank is Insolvent, the Trustee shall discontinue payments to Plan participants, or their beneficiaries, and shall hold the assets of the Trust for the benefit of the Bank's general creditors. Nothing in this Trust Declaration shall in any way diminish any rights of Plan participants, or their beneficiaries, to pursue their rights as general creditors of the Bank with respect to the benefits due under the Plan or otherwise.

               (4)  Trustee shall resume payment of the benefits to the
          Plan participants or their   beneficiaries in accordance with
          the provisions hereof only after the Trustee has determined that the Bank is not Insolvent, or is no longer Insolvent.

          C. Provided that there are sufficient assets, if the trustee discontinues the payment of benefits from the Trust pursuant to the provisions of Paragraph 2B hereof, and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan, for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by the Bank in lieu of the payments provided for hereunder during any such period of discontinuance,.

     4. PAYMENT TO BANK. Except as provided in Paragraph 3 hereof, after the Trust has become irrevocable, the Bank shall have no right or power to direct the Trustee to return to the Bank or to divert to others any of the Trust assets before all payment of benefits have been made to Plan participants or their beneficiaries, pursuant to the terms of the Plan.

     5.  INVESTMENT AUTHORITY.

          A. The Trustee may invest in Securities, including stock or rights to acquire stock, or obligations issued by the Bank. All rights associated with assets of the Trust shall be exercised by the Trustee or the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan participants.

          B. The Bank shall have the right, at any time, and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Bank in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     6. DISPOSITION OF INCOME. During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     7. ACCOUNTING BY TRUSTEE. Trustee shall keep accurate and detailed records of all investments, receipts, disbursement, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Bank and Trustee. Within Ninety (90) days following the close of each Fiscal Year, or within ninety (90) days after the removal or resignation of the Trustee, the Trustee shall deliver to the Bank a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements, and other transactions effected by it, including a description of all securities and investments purchased and sold, with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     8.  RESPONSIBILITY OF TRUSTEE.

          A. The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Bank which is contemplated by, and in conformity with, the terms of the Plan or this Trust, and is given in writing by the Bank. In the event of a dispute between the Bank and another party, the Trustee may apply to a Court of competent jurisdiction to resolve the dispute.

          B. If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Bank agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities, including, without limitation, attorneys' fees and expenses, relating thereto and to be primarily liable for such payment. If the Bank does not pay such costs, expenses, and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

          C. The Trustee may consult with legal counsel, who may also be counsel for the Bank generally, with respect to any of its duties or obligations hereunder.

          D. The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants, or other professionals to assist it in performing any of its duties or obligations hereunder.

          E. The Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against the policy.

          F. Notwithstanding any powers granted to the Trustee pursuant to this Trust Declaration or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     9. COMPENSATION AND EXPENSES OF THE TRUSTEE. The Bank shall pay all administrative and trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

     10.  RESIGNATION AND REMOVAL OF THE TRUSTEE.

          A. The Trustee may resign at any time by written notice to the Bank, which resignation shall be effective not less than Sixty (60) days after receipt of such notice.

          B.  The Trustee may be removed by Bank upon not less than Sixty
     (60) days prior written notice, or upon such shorter notice as may be accepted by the Trustee.

          C. Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within sixty (60) days after receipt of notice of resignation, removal or transfer, unless Bank extends the time limit.

          D. If the Trustee resigns or is removed, a successor shall be appointed, in accordance with the provisions of Paragraph 11 hereof, by the effective date of resignation or removal under this Paragraph. If no such appointment has been made, the Trustee may apply to a Court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as an administrative expense of the Trust.

     11. APPOINTMENT OF SUCCESSOR. If the Trustee resigns, or is removed, in accordance with the provisions of Paragraph 10 hereof, then the Bank may appoint any third party, such as another Bank trust department or other party that may be granted corporate trustee powers under State law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Bank or the successor Trustee to evidence the transfer.

     12.  AMENDMENT OR TERMINATION.

          A. This Trust Declaration may be amended by a written instrument executed by the Trustee and the Bank. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan, or shall make the Trust revocable after it has become irrevocable in accordance with the provisions of Paragraph 1B hereof.

          B. The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Bank.

          C. Upon written approval of Plan participants or their beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Bank may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the trust at termination shall be returned to the Bank.

     13.  MISCELLANEOUS.

          A. Any provision of this Trust Declaration prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

          B. Benefits payable to Plan participants and their beneficiaries under this Trust Declaration may not be anticipated, assigned (either at low or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

          C. The Trust Declaration shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     14. EFFECTIVE DATE. The effective date of this Trust Declaration shall be February 27, 2003.

     IN WITNESS WHEREOF, the Bank has executed this Declaration the day and year first above written.

ATTEST:                                      BLUE BALL NATIONAL BANK

/s/ George B. Crisp                          By: /s/ Melvin Pankuch
--------------------------------             --------------------------
George B. Crisp, Ass't Secretary             MELVIN PANKUCH,  President


                                  Exhibit A

                        DEFERRED COMPENSATION PLAN

     The following is the deferred compensation plan as adopted by Blue Ball National Bank


     1. DEFINITION OF TERMS. Certain words and phrases are defined when first used in this Plan. In addition, the following words and phrases when used herein, unless the context clearly requires otherwise, shall have the following respective meanings:

          (a) Accrued Benefit. The sum of all Deferred Amounts credited to Participant's Retirement Account and due and owing to Participant or his beneficiaries pursuant to this Plan, the Trust, or any previous Deferred Compensation Plan Agreement between the Bank and any Participant, together with Additions thereto calculated as set forth in paragraph 3 hereof, minus any distributions hereunder.

          (b)  Affiliate.   Any corporation, partnership, joint venture,
     association, or similar organization or entity, the employees of which would be treated as employed by the Bank under Section 414(b) and 414(c) of the Code.

          (c) Bank. Blue Ball National Bank, P.O. Box 580, 1060 Main Street, Blue Ball, PA 17506.

          (d)  Code.   The Internal Revenue Code of 1986, 26 U.S.C. 101 et
     seq., as amended or as it may be amended from time to time.


          (e)  Compensation.   Total salary and commissions of Participant
     paid or accrued by the Bank, exclusive of Accrued Benefits, stock options, stock appreciation rights, and any employer contributions or payments to any other trust, fund, agreement or plan providing retirement, pension, profit sharing, health, welfare, death, insurance or similar benefits.

           (f)  Deferred Amount.   A portion of the Compensation otherwise
     payable to Participant, receipt of which Participant has elected to defer under the provisions of paragraphs 2 and 4 hereof.

          (g) Effective Date. The date of the adoption of this Plan by the Board of Directors of Blue Ball National Bank.

          (h) Election of Deferral. A written notice filed by Participant with the Payroll Department of the Bank in substantially the form attached hereto as Exhibit "A", specifying the amount of Compensation to be deferred.

          (i)  Fiscal Year.  The taxable year of the Bank.

          (j) Normal Retirement Date. The date Participant attains sixty-five (65) years of age.

          (k)  Notice of Discontinuance.   A written notice filed by
     Participant with the Payroll Department of the Bank in substantially the form attached hereto as Exhibit "B", requesting discontinuance of the deferral of Participant's Compensation.

          (l) Participant. Any senior employee of Blue Ball National Bank, to whom the Board of Directors of Blue Ball National Bank have offered a deferred compensation plan.

          (m)       Plan.  This Deferred Compensation Plan.

          (n)  Retirement Account.   The Deferred Amount and Additions
     thereon.

          (o) Trust. Deferred Compensation Trust Declaration, dated February 27, 2003, by Blue Ball National Bank as Grantor and
     Trustee, providing for the investment and administration of the Retirement Account.

     2.   DEFERRED COMPENSATION.   Commencing on the Effective Date, and
continuing through the date on which each Participant's employment terminates because of his or her death, normal retirement, disability, or any other cause, each individual Participant shall be entitled to elect to defer into his or her Retirement Accounts, up to the maximum amount of the Compensation that Participant would otherwise be entitled to receive from the Bank, in each of the following Fiscal Year of the Bank. The contemplated Annual Deferral Sum shall be deferred in substantially equal bi-weekly amounts during each Fiscal Year, or portion thereof. The amount of Compensation actually deferred in any Fiscal Year, taking into account discontinuance of deferral pursuant to a Notice of Discontinuance, termination of Participant's employment, the death of Participant, or otherwise, is hereinafter referred to as the "Annual Deferred Amount."
The portions of Participant's Annual Deferred Amount deferred bi-weekly shall be-weekly be credited to the Participant's Retirement Account with the Trustee, as Deferrals are accrued.

     3. ADDITIONS TO DEFERRED AMOUNTS. The Bank will credit Deferred Amounts in each Participant's Retirement Account, with additions thereon ("Additions"), from and after the dates Deferred Amounts are credited to the Retirement Account, subject to the limitations herein set forth. At the end of each plan year, the Bank shall review the appreciation in the principal of each Participant's Retirement Account. In the event that the appreciation of any Participant's Retirement Account is less than an amount determined by multiplying the balance of such Participant's Retirement Account at the end of the preceding plan year, plus the Deferred Amount contributed to such Participant's Retirement Account during the plan year just ended, by eight (8%) percent, then the Bank shall credit to such Participant's Retirement Account such additional amounts as may be necessary so as to increase such Additions to the Participant's Retirement Account to an amount equal to eight (8%) percent. The intent of this Paragraph is to guarantee that the value of each Participant's Retirement Account, excluding the Deferred Amount for the year, shall increase by at least eight (8%) percent. Such Additions shall continue until the first of the following events to occur:

          (a) The date that Death Benefits as described in paragraph 7(b) hereof, Retirements Benefits, or Disability Benefits, whichever applies, end hereunder; or

          (b) The date on which Death Benefits as described in paragraph 7(a) hereof commence; or

          (c) The date on which a Termination Benefit or an Acquisition Termination Benefit, as herein defined, is paid.

     In addition, the Bank acknowledges that there is currently an existing Accrued Benefit due and owing to Melvin Pankuch, one of the Participants in the Plan as set forth herein, pursuant to the Melvin Pankuch Deferred Compensation Plan Agreement between the Bank and Melvin Pankuch, dated June 13, 1995 (the Agreement), as that term is defined in said Agreement. The Accrued Benefit as defined herein shall include the Accrued Benefit under the Agreement.

     4. ELECTION TO DEFER COMPENSATION. Participants may elect an Annual Deferral Sum hereunder by filing an Election of Deferral. The initial Election of Deferral must be filed within thirty (30) days of the Effective Date. Such initial Election of Deferral, if any, shall be effective commencing with the first day of the first month after it is filed. Thereafter, an Election of Deferral must be filed at least thirty
(30) days prior to the beginning of the Fiscal Year to which it pertains and shall be effective on the first day of the Fiscal Year following the filing thereof.

     5. TERMINATION OF ELECTION. Any Participant's initial Election of Deferral shall continue in effect, pursuant to the terms of the Election of Deferral, unless and until such Participant files with the Bank a Notice of Discontinuance or a subsequent Election of Deferral specifying a different amount of deferral. Each Election of Deferral filed subsequent to the initial Election of Deferral shall similarly continue in effect until the Participant files a Notice of Discontinuance or a new Election of Deferral. Any new Election of Deferral, to be effective, must be filed at least thirty (30) days prior to the beginning of the Fiscal Year in which deferral is sought. A Notice of Discontinuance shall be effective if filed at least twenty (20) days prior to any January 1st, April 1st, July 1st or October 1st. Such Notice of Discontinuance shall be effective commencing with the January 1st, April 1st, July 1st or October 1st following its filing, whichever applies, and shall apply only with respect to such Participant's Compensation and bonuses attributable to services not yet performed.

     6.   RETIREMENT BENEFITS.

          (a) Retirement Benefit. The Bank agrees that, from and after the retirement of a Participant from the service of the Bank upon reaching his Normal Retirement Date, the Bank shall thereafter pay as a retirement benefit (herein referred to as the "Retirement Benefit") to the Trustee, such Participant's entire Accrued Benefit, payable in equal annual installments, due on the 31st day of January of each year commencing on the first such date following the Normal Retirement Date, for a period of fifteen (15) years. The amount of each annual installment shall be an amount which, if paid annually over the remainder of the fifteen (15) year payment term, would result in payment of the entire Accrued Benefit, together with interest accrued at the rate of Eight (8%) percent per annum, in equal annual installments.

          (b) Election of Benefits Upon Normal Retirement Date. The Participant shall have the option, upon attaining his Normal Retirement Date, to elect to receive his or her Retirement Benefit, notwithstanding his or her continued employment with the Bank after he or she has attained his Normal Retirement Date. Any Participant's election to receive his Retirement Benefit notwithstanding his or her continued employment must be made in writing at least ninety (90) days prior to his Normal Retirement Date. The Retirement Benefit payable upon election pursuant to this paragraph 6(b) shall be the amount that would have been payable had the Participant retired from serviced with the Bank as of his or her Normal Retirement Date. Any such election shall be irrevocable and shall result in the termination of the Participant's right to any further deferrals hereunder.

      7.  DEATH BENEFITS.

          (a) Death Benefit Prior to Commencement of Retirement or Disability Benefits. In the event of a Participant's death while in the employment of Bank and prior to commencement of Retirement Benefits or Disability Benefits, Bank shall pay to such Participant's designated beneficiary, in accordance with the last such designation received by the Bank from Participant prior to his or her death, a benefit in fifteen (15) annual installments, an amount equal to 1/15 of the proceeds of any life insurance policy insuring the Participant's life, reduced by an amount equal to the product of the Participant's aggregate Deferred Amount and the Bank's marginal Tax Rate (such reduced amount is hereafter referred to as the "net proceeds"), and then supplemented by a portion of the proceeds equal to the product of the net proceeds and the Marginal Tax Rate, divided by one minus the Marginal Tax Rate. If no such designation has been received by Bank from the Participant prior to his death, or if said payments are otherwise to be made as provided herein, said payments shall be made to the Participant's then-living spouse, so long as such spouse shall live, and thereafter to such person or persons, including the spouse's estate, as may be appointed under the surviving spouse's Will, making specific reference hereto; if the Participant is not survived by a spouse, or if said spouse shall be then deceased, having failed to so appoint, then said payments shall be made to the then-living children of the Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any balance thereof in one lump sum to the estate of Participant. Payments shall be due on January 31 of each year, commencing on the first such date occurring after the death of the Participant. To the extent that the Accrued Benefit in the Participant's Retirement Account exceeds the total of payments required under this section, such excess sums shall be forfeited.

          (b) Death Benefit After Commencement of Benefits. In the event of a Participant's death after the commencement of Normal Retirement Benefits, but prior to the completion of all such payments due and owing hereunder, the Bank shall continue to make such payments, in equal annual installments, over the remainder of the period specified in paragraph 6 hereof that would have been applicable to the Participant had the Participant survived. Such continuing payments shall be made to the Participant's designated beneficiaries, in accordance with the last such designation received by the Bank from the Participant prior to his death. If no such designation has been received by the Bank from the Participant prior to the Participant's death, or if said payments are otherwise to be made as provided herein, said payments shall be made to the Participant's then living spouse, so long as such surviving spouse shall live and thereafter to such person or persons, including such spouse's estate, as such spouse may appoint under his or her Will, making specific reference hereto; if Participant is not survived by a spouse or if such spouse shall fail to so appoint, then said payments shall be made to the then living children of the Participant, if any, in equal shares, for their joint and survivor lives; and if none, or after their respective joint and survivor lives, any shall be payable on January 31 of each year commencing on the first such date occurring after the death of Participant.

     8. DISABILITY BENEFIT. In the event that any Participant is determined to be Disabled, as defined in the Blue Ball National Bank Long Term Disability Plan (which definition is incorporated herein and made a part hereof), then the date of such determination shall, for purposes of this Plan, be deemed to be the Participant's Normal Retirement Date, and all benefits otherwise payable to Participant following the Normal Retirement Date shall be payable to the Participant as a Disability Benefit.

     9. TERMINATION BENEFIT. In the event of a Participant's termination of employment with the Bank before his or her Normal Retirement Date for any reason, other than his or her death or Disability (as herein defined) or the occurrence of any Acquisition Termination (as herein defined), the Bank shall pay to the Participant, as compensation for services rendered prior to such termination, a single sum equal to the total Deferred Amounts hereunder, exclusive of Additions thereto (herein referred to as the "Termination Benefit"). In the event of the payment of a Termination Benefit, any and all Additions credited to the Participant's Retirement Account shall be forfeited to the Bank. The Termination Benefit shall be payable on the first day of the first month following the termination of the Participant's employment with the Bank.

     10. ACQUISITION TERMINATION BENEFIT. In the event that Bank or PennRock Financial Services Corp., of which Bank is a wholly-owned subsidiary, should at any time prior to any Participant's Normal Retirement Date be acquired by any other entity, and in the event that any Participant's employment with Bank or its successor is subsequently terminated involuntarily prior to such Participant's Normal Retirement Date, then such termination shall be deemed an Acquisition Termination hereunder. In such event, Bank or its successor shall pay to such Participant, as compensation for services rendered prior to such termination, a single sum equal to the total Deferred Amounts hereunder, together with all Additions thereto (the "Acquisition Termination Benefit"). The Acquisition Termination Benefit shall be payable on the first day of the first month following the termination of such Participant's employment with the Bank or its successor.

     11. HARDSHIP BENEFIT. In the event a Participant suffers a financial hardship (as hereinafter defined), the Bank may, if it deems advisable in its sole and absolute discretion, distribute to or utilize on behalf of the Participant as a hardship benefit (the "Hardship Benefit") any portion of the Participant's Retirement Account up to, but not in excess of, the Termination Benefit to which the Participant would have been entitled as of the date of Hardship Benefit is distributed or utilized. Any Hardship Benefit shall be distributed or utilized at such times as the Bank shall determine, and the Accrued Benefit in the Participant's Benefit Account shall be reduced by the amount so distributed and/or utilized. Financial Hardship shall mean severe financial hardship to the Participant resulting from an unanticipated emergency that is caused by events beyond the control of the Participant or beneficiary, and that would result in severe financial hardship to the Participant if early withdrawal were not permitted. Financial Hardship shall include a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

     12.  OFFSET FOR OBLIGATIONS TO BANK.  If, at such time as a
Participant becomes entitled to benefit payments hereunder, such Participant has any debt, obligation or other liability representing an amount owing to the Bank or an Affiliate of the Bank, and if such debt, obligation, or other liability is due and owing at the time benefit payments are payable hereunder, the Bank may offset the amount owing it or an Affiliate against the amount of benefits otherwise distributable hereunder.

     13. PARTICIPANT DESIGNATION. All Participants shall have the right, at any time, to submit in substantially the form attached hereto as Exhibit "C", a written designation of primary and secondary beneficiaries to whom payment under this Plan and the Trust shall be made in the event of his death prior to complete distribution of the benefits due and payable under the Plan. Each beneficiary designation shall become effective only when receipt thereof is acknowledged in writing by the Bank.

     14. BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

          (a) The payments to Participants or their designated beneficiaries, or any other beneficiaries hereunder, shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Bank; no person shall have any interest in any such assets by virtue of the provisions hereof or under the provisions of the Trust. The Bank obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Bank or the Trust under the provisions hereof, such right shall be no greater than the right of any unsecured creditor of the Bank, no such person shall have nor require any legal of equitable right, interest or claim in or to any property or assets of the Bank.

          (b) This promise of future payments by Bank to the Trust for the benefit of any Participant or any Participant's beneficiaries shall be unsecured and shall not be construed as a transfer of any present right to receive payment. Neither the Participants nor Participants' beneficiaries shall derive any present economic benefit from the Plan or the Trust. In the event that, in its discretion, the Trustee purchases an insurance policy or policies insuring the life of any Participant (or any other property), to allow the Bank to recover the cost of providing benefits, in whole or in part, hereunder, neither the Participants, their designated beneficiaries, nor any other beneficiaries, shall have any rights whatsoever therein or in the proceeds therefrom. The Trust shall be the sole owner and beneficiary of any such insurance policy and shall possess and may exercise all incidents of ownership therein.

          (c) The foregoing notwithstanding, except under the circumstances otherwise described herein or in the Trust, pertaining to the rights of creditors in the event of the Bank's insolvency, the Bank retains no right to recover the amounts contributed thereunder. Except as set forth in the Trust, such amounts shall not revert to the Bank under any other circumstances, but shall be used for the exclusive purpose of providing deferred compensation benefits to the Participants.

          (d) If the Bank becomes insolvent, within the meaning hereof or within the meaning of the Trust, it shall immediately give notice thereof to the Participants. All assets held thereunder shall be subject to claims of creditors of the Bank, and may be delivered to a duly appointed receiver appointed by a court of competent jurisdiction, for the benefit of the general creditors, including the Participants, of the Bank.

     15. NO CONTRACT OF EMPLOYMENT. Nothing contained herein shall be construed to be a contract of employment for any term of years, nor as conferring upon the Participants the right to continue to be employed by the Bank in their present capacities, or in any capacity. The Plan relates to the payment of deferred compensation for the services of each Participant, payable after termination of the Participant's employment with the Bank, and is not intended to be an employment contract.

     16. BENEFITS NOT TRANSFERABLE. The Participants, their designated beneficiaries, and any other beneficiaries under the Plan or the Trust, shall not have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable hereunder. No such amounts shall be subject to seizure by any creditor of any Participant, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of any Participant, his or her designated beneficiaries, or any other beneficiaries hereunder. Any such attempted assignment or transfer shall be void.

     16.  DETERMINATION OF BENEFITS.

     (a)  Claim.

          A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Trustee, setting forth their claim.

     (b)  Claim Decision.

          Upon receipt of a claim, the Trustee shall advise the Claimant that a reply will be forthcoming within ninety (90) days and shall, in fact, deliver such reply within such period. The Trustee may, however, extend the reply period for an additional ninety (90) days for reasonable cause.

          If the claim is denied in whole or in part, the Trustee shall adopt a written opinion, using language calculated to be understood by the Claimant, setting forth:

          (i)  The specific reason or reasons for such denial;

          (ii) The specific reference to pertinent provisions of the Plan or the Trust on which such denial is based;

          (iii) A description of any additional material or information necessary for the Claimant to perfect his claim and an explanation why such material or such information is necessary;

          (iv) Appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and

          (v)  The time limits for requesting a review under subsection
     (c) of this Section and for review under subsection d. hereof.

     (c)  Request for Review.

          Within sixty (60) days after the receipt by the Claimant of the written opinion described above, the Claimant may request in writing that the Secretary of the Bank review the determination of the Bank. Such request must be addressed to the Secretary of the Bank, at its then principal place of business. The Claimant or his duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Bank. If the Claimant does not request a review of the Trustee's determination by the Secretary of the Bank within such sixty (60) day period, he shall be barred and estopped from challenging the Trustee's determination.

     (d)  Review of Decision.

          Within sixty (60) days after the Secretary's receipt of a request for review, the Secretary shall review the Bank's determination. After considering all materials presented by the Claimant, the Secretary shall render a written opinion, written in a manner calculated to be understood by the Claimant, setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of this Plan or the Trust on which the decision is based. If special circumstances require that the sixty
     (60) day time period be extended, the Secretary shall so notify the Claimant and shall render the decision as soon as possible, but no later than one hundred twenty (120) days after receipt of the request for review.

     17.  AMENDMENT.   This Plan may not be amended, altered or modified,
except by Resolution adopted by the Board of Directors of Bank.

     18.  NOTICE.   Any notice, consent or demand required or permitted to
be given .under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Bank. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

     19. GOVERNING LAW. This Plan, and the rights of the parties hereunder, shall be governed by and construed in accordance with the laws of the United States of America and of the Commonwealth of Pennsylvania.


                                 Exhibit B

                           ELECTION OF DEFERRAL

TO:  BLUE BALL NATIONAL BANK
     Attention: Payroll Department

     I hereby elect to defer a portion of my annual compensation under the following Schedule:

         Year                                Amount Deferred
     -----------                      ------------------------------
        2003                             $15,600.06
                                         $742.86 x 21 pays

     I further authorize Blue Ball National Bank to credit all amounts so deferred to the Retirement Account established pursuant to that certain Participant Deferred Compensation Plan.

     I understand that this authorization shall remain in effect until revoked or amended. I understand that I may revoke deferral upon at least 20 days' prior written notice, effective on any January 1st, April 1st, July 1st or October 1st. I further understand that I may file an amended Election of Deferral at least 30 days prior to the beginning of a Fiscal Year of the Bank, effective on the first day of such Fiscal Year.

Date: 2/27/03                           /s/ Joseph C. Spada
                                        -----------------------------
                                        Joseph C. Spada,  Participant


                                 Exhibit C
                         NOTICE OF DISCONTINUANCE


TO:       BLUE BALL NATIONAL BANK
     Attention: Payroll Department


     I hereby give notice of my election to discontinue deferral of my Compensation under that certain Participant Deferred Compensation Plan. This notice is submitted at least twenty (20) days prior to January 1st, April 1st, July 1st, or October 1st, and shall be effective as of such date, as specified below.

Discontinue deferral as of           / /    January 1st, 20
(mark one)                           / /    April 1st, 20
                                     / /    July 1st, 20
                                     / /    October 1st, 20

                                   ____________________________________
                                   * , Participant

                                   Dated: ______________________________


                                 Exhibit D
                        DESIGNATION OF BENEFICIARY
                                 UNDER THE
                        DEFERRED COMPENSATION PLAN

I.   Employee: Joseph C. Spada
II.
     The above-named Employee's Revocable Participant under the Deferred Compensation Plan is set forth below (CHECK BOX TO LEFT OF APPLICABLE NUMBERED SUBPARAGRAPH AND FILL IN THE BLANK(S); CHECK AND COMPLETE ONLY ONE NUMBERED SUBPARAGRAPH):

 /x/ 1. Employee's spouse, Kathy D. Spada, if living at the Employee's death; if not, such of the children of the marriage of the Employee and said spouse as shall be then living, equally, or the issue of any deceased child per stirpes.

     2. Employee's spouse, _______________________, if living at the Employee's death, if not, such of the Employee's children as shall be then living, equally.

     3. Such of the following children of the Employee as shall be living at the Employee's death, equally: _________________, __________________, _______________.

          If this box is checked, and if paragraph 1, 2 or 3 is checked, then the living children of any deceased child designated shall take the share, divided equally, which such child would have taken, if living.

     4.   Employee's _____________________________, if living at the
          Employee's death, if not, Employee's _____________________, if then living, if not, Employee's _____________________, if then living.
          (Insert relationship to Employee and name).

     5.   Such of the following as shall be living at the Employee's death, equally:
          Employee's_____________________________________________________
          _______________________________________________________________
          (Insert relationship to Employee and name).

     6. Employee's _________________________, if living at the Employee's death, if not, such of the following as shall be then living, equally:________________________________________________________
          ________________________________________________________________.
          (Insert relationship to Employee and name.)

     7.   Employee's _____________________________________________________
          (Insert relationship to Employee and name.)

     8.   _________________________________________________________________
          as trustee(s) or the successor trustee(s) under a Trust Declaration dated ______________, _________ , made by and between Participant and said trustee(s), as now existing or hereafter amended, or if said trust is not in existence at the Employee's death, the executor(s) or administrator(s) of the Employee.

     9. The trustee(s) or successor trustee(s) under the instrument probated as the Last Will and Testament of the Employee, or, if the Employee shall die intestate or shall leave a Will creating no trust, the executor(s) or administrator(s) of the Employee.

     10.  Employee's executor(s) or administrator(s).

     11.  _______________________________________________, or its
          successors.
          (Insert Name and address of firm or organization.)

III. If any one of subparagraphs 1 through 7 of paragraph II above is applicable and if no individual beneficiary named is living at the Employee's death, the beneficiary shall be the executor(s) or administrator(s) of the Employee.

IV. This Designation of Beneficiary revokes all prior designations and shall be effective as of the date it is filed with the Company. The Employee retains the right to revoke this Designation of Beneficiary.

Date at Blue Ball ,Commonwealth of Pennsylvania, on February 27, 2003.


WITNESS:

/s/ Marlene F. Rice                   /s/ Joseph C. Spada
----------------------                ---------------------------

                           CONSENT OF SPOUSE

     I hereby consent to the designation of the above beneficiary(ies) to receive the benefits payable under the Deferred Compensation Plan of Blue Ball National Bank, as the result of the death of the Participant and waive any and all rights necessary to provide the payment of such benefits to such beneficiary(ies).

Dated February 27, 2003

WITNESS:

/s/ Marlene F. Rice                    /s/ Kathy D. Spada
------------------                     ---------------------------

                          FILING ACKNOWLEDGEMENT

     Filed with the records of the Company this 27th day of February, 2003.

                         By /s/ Melvin Pankuch
                         -----------------------------
                                President